================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  ------------

       Date of report (Date of earliest event reported): October 13, 2006


                             NATIONAL LAMPOON, INC.
               (Exact name of registrant as specified in Charter)



        Delaware                         0-15284                 95-4053296
(State or other jurisdiction of      (Commission File No.)     (IRS Employee
incorporation or organization)                               Identification No.)


                       8228 Sunset Boulevard, Third Floor
                          Los Angeles, California 90046
                    (Address of Principal Executive Offices)

                                  310-474-5252
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ]    Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b)).

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13(e)-4(c))


================================================================================

Item 5.02       Departure of Directors or Principal Officers.

     On October 13, 2006 Mr. Ron Berger resigned as a member of the registrant's Board of Directors. Mr. Berger did not serve on any of the committees of the Board of Directors. Mr. Berger's resignation was not as a result of a disagreement with the registrant on any matter relating to its operations, policies or practices.

     On October 11, 2006 Mr. Duncan Murray was appointed to the registrant's Board of Directors in place of Mr. Berger.

     From 1998 to his retirement in 2004, Mr. Murray served as Vice President, Business and Legal Affairs, of Santa Monica based Transactional Marketing Partners, Inc. ("TMP"), a direct response television consulting firm.

     Before joining TMP, from August 1986 through January of 2003, Mr. Murray served as the registrant's Vice-President of Marketing and, prior to that, worked with The Walt Disney Company for 14 years in a variety of capacities including Vice President-Sales Administration for The Disney Channel and Director of Sales for Walt Disney Telecommunications Company.

     While at The Walt Disney Company, Mr. Murray was an integral part of the small team that created and launched The Disney Channel. During his tenure as Vice President of Marketing for the registrant, he oversaw shareholder relations, published the final three issues of National Lampoon Magazine, and managed negotiations with Artisan Entertainment for attachment of the registrant's name to the feature film National Lampoon's Van Wilder.

     Mr. Murray currently serves as a Director, Secretary and Treasurer of The Greenburg Family Foundation, a health issues-related philanthropic organization headquartered in Santa Monica and Palm Springs, California.

     In accordance with the rules of the American Stock Exchange, the Board of Directors has made an affirmative determination that Mr. Murray is an independent director, as defined in section 121 of the Rules of the American Stock Exchange (the "Rules"). The registrant is a "controlled company" as that term is defined in Section 801(a) of the Rules of the American Stock Exchange.

     Mr. Murray does not have, nor has he had during the past two years, a direct or indirect material interest in any transaction with the registrant.


Item 9.01       Financial Statements and Exhibits.

                Exhibit 99 Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 19, 2006

                                    NATIONAL LAMPOON, INC.



                                    By:/s/ Daniel S. Laikin
                                       -----------------------------------------
                                       Daniel S. Laikin, Chief Executive Officer